FOR IMMEDIATE RELEASE
Contact: William Yu 408-431-7286

Spring Creek Acquisition Corp. Announces Separate Trading of Common Stock and Warrants

Beijing, China, March 27th, 2008 - Spring Creek Acquisition Corporation (the "Company") today announced that it has been notified by EarlyBirdCapital, Inc., the representative of the underwriters for its initial public offering, which was consummated on March 4, 2008, that commencing on March 28, 2008, the holders of the Company's units may separately trade the common stock and warrants included in such units. The symbols for the common stock, warrants and units are SCRQF, SCRWF and SCRUF, respectively.

Spring Creek Acquisition Corporation is a blank check company recently formed for the purpose of acquiring, through a stock exchange, asset acquisition or other similar business combination, or controlling, through contractual arrangements, an operating business, that has its principal operations in the Greater China region, which includes Hong Kong, Macau and Taiwan.

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations such as material adverse events affecting the Company, the ability of Company to satisfy the conditions to completion of the business combination and those other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission.